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NASDAQ: EPMD                              For Further Information Contact:
FOR IMMEDIATE RELEASE                   EP MedSystems, Inc.
                                        Matthew C. Hill, Chief Financial Officer
                                        (856) 753-8533
                                              or
                                        MKR Group, LLC
                                        Charles Messman, Todd Kehrli
                                        (626) 395-9500


                        EP MEDSYSTEMS REPORTS RESULTS FOR
                                 SECOND QUARTER


WEST BERLIN, NJ (August 4, 2003) -- EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced highlights and the financial results from its second quarter ended June 30, 2003.

Second Quarter Highlights:

o The Company recently submitted its 510(k) filing to the US Food and Drug Administration for the integration of Boston Scientific Corporation's RPM(TM) Real-time Position Management(TM) technology with EP MedSystems' EP-WorkMate(R) workstation.

o The Company received CE approval to sell its ViewMate(R) intracardiac ultrasound catheter system in the European Marketplace, completed the new packaging and labeling requirements and expects resultant sales in the third quarter of this year.

o The Company announced the Strategic Alliance with Boston Scientific Corporation, under which EP MedSystems will market and distribute the integrated product to be known as the EP-WorkMate(R) with RPM(TM).

o The Company received CE approval to sell its ALERT(R) CS/RA in the European Marketplace, completed the new packaging and labeling requirements and has begun initial shipments.

Financial Results:

     The Company  reported  revenue of  $2,338,000,  up slightly  from the first quarter 2003 revenue of $2,291,000, but down when compared to $3,095,000 reported in the second quarter 2002. The Company's revenue was heavily impacted, during the quarter, from the SARS epidemic in the Asia marketplace, where hospital access and budget dollars were impacted. The Company did see a return to normal spending patterns in the US.

     The net loss for the three months ended June 20, 2003, was $1,468,000, or $0.08 per share, which included a one-time non-cash charge of $222,000 in connection with the conversion of a mortgage on the West Berlin facility into equity. This compared to a net loss of $634,000, or $0.04 per share, reported in second quarter of 2002.

     For the six months ended June 30, 2003, revenues were $4,629,000, which compared to $6,054,000 reported in the same period last year. The net loss for these for the six months ended June 30, 2003, was, $2,858,000, which compared to $1,336,000 reported in the previous year.


     "The first half of 2003 has been very productive for EP MedSystems as we have achieved several significant milestones that position us for growth in the second half of the year," said Reinhard Schmidt, EP MedSystems's President and CEO. "As discussed above, our revenue during the quarter was impacted heavily from the SARS epidemic in the Asia market, outside of Japan. We are in the process of evaluating the budget impact in Asia for the remainder of the year, but indications are that we will return to normal levels over the course of the year. I was pleased to see our US sales return to normal levels, up from the first quarter of the year."

     Mr. Reinhard continued, "From a product development standpoint, we achieved several milestones, the first of which was European approval to sell our ALERT(R) CS/RA catheter platform. We also received European approval to sell our ViewMate(R) intracardiac ultrasound catheter system this quarter, which we expect to contribute significantly to our revenue growth in the second half of the year. We continue to expect approval from the FDA for both products to sell in the US domestic market. Finally, we submitted our 510(k) filing for the integration of the EP-Workmate(R) with the Boston Scientific Corporation's RPM Realtime Position Management platform. This should provide significant value to both new users and our large install base in providing a single system with benefits that go beyond the market's current expensive and cumbersome two-system approach.


Corporate Conference Call

     EP MedSystems's management will host a conference call today, August 4, 2003 at 4:30 p.m. ET (1:30 p.m. PT) to review the second quarter financial results and other corporate events. David Jenkins Chairman, Reinhard Schmidt, President and CEO, and Matt Hill, CFO, will be on-line to discuss these results and other corporate events, followed by a Q & A session.

     The call can be accessed by dialing 877-780-2271 and giving the company name, "EP MedSystems." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following two business days by dialing 877-519-4471 and entering the following pass code:
4089407.


About EP MedSystems, Inc.

     EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation, the EP-3(TM) Stimulator, diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and related internal cardioversion catheters and the ViewMate(R) intracardiac ultrasound catheter system. EPMD's shareholders include Medtronic (NYSE: MDT), Boston Scientific Corporation (NYSE: BSX), EGS Private Healthcare Partnership, H & Q Lifesciences, and Cardiac Capital LLC. For more information, visit our Website at www.epmedsystems.com.

     This Release and the conference call referenced above may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's history of losses, uncertainty of future profitability and future liquidity needs; and risks regarding demand for new and existing products. The Company cautions investors and others to review the cautionary statements set forth in this Release and in the Company's reports filed with the Securities and Exchange Commission on Forms 10-KSB and 10-QSB and cautions that other factors may prove to be important in affecting the Company's business and results of operations. Readers are cautioned not to place undue reliance on quotations, interviews, and other forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of anticipated events.

Other highlights reported for the quarter and six months include:

                                                  Three Months Ended                               Six Months Ended
                                                       June 30,                                        June 30,
                                       ------------------------------------------     -------------------------------------------
Income Statement Data                         2003                   2002                    2003                    2002
                                       -------------------    -------------------     --------------------    -------------------
Net Sales                                      $2,338,000             $3,095,000               $4,629,000             $6,084,000
Cost of products sold                           1,102,000              1,303,000                2,265,000              2,528,000
                                       -------------------    -------------------     --------------------    -------------------
   Gross Profit                                 1,236,000              1,792,000                2,364,000              3,556,000
Operating expenses
   Sales and marketing                          1,288,000              1,085,000                2,606,000              2,193,000
   General and administrative                     549,000                461,000                1,092,000              1,039,000
   Research and development                       591,000                832,000                1,184,000              1,558,000
   Debt conversion expense                        222,000                     --                  222,000                     --
                                       -------------------    -------------------     --------------------    -------------------
     Loss from operations                     (1,414,000)              (586,000)              (2,740,000)            (1,234,000)

Interest expense, net                            (54,000)               (53,000)                (118,000)              (107,000)
Other income, net                                      --                  5,000                       --                  5,000
                                       -------------------    -------------------     --------------------    -------------------
   Net Loss                                  $(1,468,000)             $(634,000)             $(2,858,000)           $(1,336,000)
                                       ===================    ===================     ====================    ===================

Basic and diluted loss per share                  $(0.08)                $(0.04)                  $(0.16)                $(0.09)
                                       ===================    ===================     ====================    ===================

Weighted Average
Shares Outstanding                             18,160,652             14,838,377               17,398,394             14,673,804
                                       ===================    ===================     ====================    ===================



         Balance Sheet Data                                At June 30, 2003           At June 30, 2002
                                                         ----------------------      -------------------
                                                         ----------------------      -------------------
         Cash and cash equivalents                                  $1,835,000               $1,611,000
         Working capital                                             1,095,000                5,518,000
         Total assets                                                8,478,000               10,381,000
         Total liabilities                                           5,496,000                6,018,000
         Shareholder's equity                                        2,982,000                4,363,000

